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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): July 22, 1997



                              AMERIGON INCORPORATED
                              ---------------------
              (Exact name of registrant as specified in it charter)



         California                 0-21810                   95-4318554
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      (State or other       (Commission File Number)       (I.R.S. Employer
      jurisdiction of                                     Identification No.)
     incorporation or
       organization)


5462 Irwindale Avenue, Irwindale, California                     91706
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 (Address of principal executive offices)                     (Zip Code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     As of July 22, 1997, Amerigon Incorporated (the "Company") entered into a definitive joint venture agreement with Yazaki Corporation, a Japanese Company, pursuant to which IVS, Inc., a newly formed joint venture company incorporated in California, is to develop and market the Company's Interactive Voice System ("IVS-TM-") in the automotive aftermarket. A copy of the joint venture agreement is filed as Exhibit 2.1 hereto and incorporated herein by this reference. The information set forth below is qualified in its entirety by reference to the joint venture agreement.

     Under the terms of the joint venture agreement, the Company assigned to IVS, Inc. all of its assets relating to the IVS-TM-, including transferable licenses, designs and know-how, as well as certain equipment and IVS-TM-inventory. Yazaki acquired a majority interest in IVS, Inc., with the Company retaining a majority interest in such joint venture. The Company also received from IVS, Inc. under the joint venture agreement the cash sum of $1,000,000, and is further entitled under the joint venture agreement to receive an additional cash sum of $1,000,000 from IVS, Inc. on or before July 22, 1998. The Joint venture agreement contemplates that Yazaki will provide the capital necessary to fund IVS, Inc.'s continuing interest in the IVS-TM-technology or products. It is anticipated that Joshua M. Newman, a former director and officer of the Company, will serve as a business consultant to IVS, Inc. and receive compensation in connection with the joint venture.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial statements of business acquired.
    Not applicable

(b) Pro forma financial information.
    Not applicable

(c) Exhibits


Exhibit No.     Description
-----------     -----------
2.1             Joint Venture Agreement, dated as of July 22, 1997, by and between the Company and Yazaki Corporation

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      Amerigon Incorporated
                                      ---------------------
                                            Registrant


Date: August 6, 1997

                                      By: /s/ Scott O. Davis
                                          ----------------------------
                                          Scott O. Davis
                                          Vice President Finance and
                                          Chief Financial Officer